Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-107913) on Form S-8 of our report dated June 25, 2009, appearing in the annual report on Form 11-K of the ArvinMeritor, Inc. Savings Plan at December 31, 2008 and 2007 and for the year ended December 31, 2008.

/s/ Plante & Moran, PLLC

Clinton Township, Michigan
June 25, 2009

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